EXHIBIT 5.1
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                                          October 6, 1997

     Simpson Manufacturing Co., Inc.
     4637 Chabot Drive
     Pleasanton, California 94588

     Re:  Simpson Manufacturing Co., Inc.
          1994 Stock Option Plan, as amended
          through May 15, 1997

Ladies and Gentlemen:

     We are counsel for Simpson Manufacturing Co., Inc., a California corporation (the "Company"), in connection with its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to an additional 300,000 shares of the Company's Common Stock, without par value, offered or to be offered pursuant to the Company's 1994 Stock Option Plan, as amended through May 15, 1997 (the "Plan"). We are of the opinion that such additional shares being so registered for sale by the Company have been duly authorized and, when sold and delivered as contemplated in such Registration Statement and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such Registration Statement.


                                          Very truly yours,

                                          SHARTSIS, FRIESE & GINSBURG LLP



                                          By  /s/Douglas L. Hammer
                                              ---------------------------
                                              Douglas L. Hammer